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                                   EXHIBIT 23


                   INFORMATION RESOURCES, INC. & SUBSIDIARIES


                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS



  We have issued our reports dated March 24, 1995 accompanying the consolidated financial statements and schedules included in the Annual Report of Information Resources, Inc. & Subsidiaries on Form 10-K for the year ended December 31, 1994. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Information Resources, Inc. on Forms S-8 (File Nos. 33-48289, 33-48290, 33-48291, 33-52719 and 33-52721).



                                                 GRANT THORNTON LLP


Chicago, Illinois
March 24, 1995